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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-36707, 333-100596, 333-43625, 333-72912) and
Form S-8 (Nos. 33-19425, 33-48818, 33-56061, 33-57677, 33-58933, 33-62367,
333-10043, 333-16037, 333-42247, 333-50346, 333-56930, 333-68153, 333-82433,
333-83365, 333-95727) of FleetBoston Financial Corporation of our report dated January 16, 2003 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 5, 2003